Arthur Andersen








Consent of Independent Public Accountants

To the Shareholders and Trustees of
Pioneer World Equity Fund

As independent public accountants, we hereby consent to the use of our report on Pioneer World Equity Fund dated May 5, 2000 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 6 and Amendment No. 7 to Registration Statement File Nos. 333-09079 and 811-07733, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
July 27, 2000